EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-91476, 333-91065, 333-58607, 333-20739, 33-63629, 33-63221, 33-60448, 33-39762, 33-36708, 33-31685, 33-21068, 33-05616 and Post-Effective Amendment No. 1 to Registration Statement Nos. 333-49967, 333-45613, 333-42817, 33-01333 and 33-10396 of Commercial Federal Corporation on Forms S-8 of our report dated June 21, 2005, appearing in this Annual Report on Form 11-K of the Commercial Federal Retirement Savings Plan for the year ended December 31, 2004.

Omaha, Nebraska

June 27, 2005

20